UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2026

Virgin Galactic Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

(949) 774-7640

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Virgin Galactic Holdings, Inc. (the “Company”) continues to evaluate and take steps to improve liquidity, mitigate concentration risk associated with debt payments and enhance financial flexibility as it prepares for commercial operation in the fourth quarter of 2026.

The Company is required to redeem $30,392,486 (the “Mandatory Redemption Amount”) in principal amount of the 9.80% First Lien Notes due December 31, 2028 (the “First Lien Notes”) by September 30, 2026 (the “Mandatory Redemption Date”) under the Indenture. On May 18, 2026, the Company redeemed $10,000,000 in principal amount of the First Lien Notes such that $20,392,486 of the Mandatory Redemption Amount remains as of the date hereof. In addition, the Company is required to redeem no less than $10,130,829 in principal amount of the First Lien Notes by December 31, 2027 (the “2027 Amortization Payment Amount”). On June 2, 2026, the Company issued a notice of redemption (the “Notice of Redemption”) to redeem the remaining Mandatory Redemption Amount and all of the 2027 Amortization Payment Amount. If the Company successfully redeems the entire remaining Mandatory Redemption Amount and the 2027 Amortization Payment Amount, then no principal payment will be due on the First Lien Notes until March 31, 2028.

The Notice of Redemption provides for the redemption of up to $30,523,315 of the First Lien Notes on June 10, 2026 (the “Redemption Date”) at a redemption price of par, plus accrued and unpaid interest thereon (the “Redemption Price”). Pursuant to the indenture (as amended) related to the First Lien Notes, the Redemption Price will be paid by the Company by issuing shares of common stock to the holders of the First Lien Notes.

The amount of the First Lien Notes redeemed and the number of shares issued will be determined based on the volume-weighted average price of the Company’s common stock over the five-day observation period. In the event the volume-weighted average price of the Company’s common stock on any day during the five-day observation period is less than the floor price as set forth in the indenture (as amended), the Company has elected to not redeem the related amount of the First Lien Notes. As a result, the aggregate principal amount of the First Lien Notes to be redeemed on the Redemption Date may be less than $30,523,315.

The Company undertook this redemption as part of its broader capital management and cash management strategy. This redemption, if successfully executed, will retire all mandatory principal payments of the First Lien Notes that are due between now to the end of 2027. This redemption also strategically aligns with the Company’s expected increase in spaceflight cadence and price. Management believes current market conditions provide an opportunity to execute this transaction, and by redeeming a portion of the First Lien Notes in advance of the required due dates, the Company expects to reduce ongoing cash interest obligations under the First Lien Notes.

***

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements relating to the redemption of the First Lien Notes and increase in spaceflight cadence and price. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. For a more complete discussion of these risk factors, see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN GALACTIC HOLDINGS, INC.

Date: June 2, 2026	By:	/s/ Douglas Ahrens
	Name:	Douglas Ahrens
	Title:	Chief Financial Officer and Treasurer